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                                                                EXHIBIT (8)(AAA)

                                     FORM OF
                     INSURANCE FUND PARTICIPATION AGREEMENT
                                (SERVICE SHARES)

     THIS AGREEMENT, made and entered into this ____ 2007, by and among ____________________(the "Trust"), MERRILL LYNCH LIFE INSURANCE COMPANY, an Arkansas life insurance company (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the "Accounts") and JANUS DISTRIBUTORS LLC (the "Distributor"), a corporation organized under the laws of Delaware.

                                   WITNESSETH:

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, shares of beneficial interest of the Trust are divided into several series of shares, each series being designated a "Portfolio" and representing an interest in a particular managed portfolio of securities and other assets;

     WHEREAS, the Trust is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts to be offered by insurance companies, including Merrill Lynch Life Insurance Company, which have entered into participation agreements with the Trust (the "Participating Insurance Companies");

     WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission (the "SEC"), dated _____________ (File No. ___________) (the "Mixed and Shared Funding Exemptive Order") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans");

     WHEREAS, the Company has issued or will issue certain variable annuity and/or variable life insurance contracts (individually, the "Contract" or, collectively, the "Contracts") which, if required by applicable law, will be registered under the 1933 Act;

     WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the Contracts and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts may invest, is specified in Schedule A attached hereto as may be modified from time to time);

     WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);


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     WHEREAS, the Portfolios offered by the Trust to the Company and the
Accounts are set forth on Schedule A attached hereto;

     WHEREAS, the Distributor is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and is authorized to sell shares of the Portfolios to unit investment trusts such as the Accounts as set forth herein;

     WHEREAS, Merrill Lynch, Pierce, Fenner & Smith ("Policy Underwriter"), the underwriter for the variable annuity and the variable life policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of the NASD; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios specified in Schedule A attached hereto (the "Shares") on behalf of the Accounts to fund the Contracts, and the Distributor intends to sell such Shares to the Accounts at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Distributor and the Company agree as follows:

                         ARTICLE I. Sale of Trust Shares

     1.1. The Distributor and the Company agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares as set forth in this Article I until such time as they mutually agree to utilize the National Securities Clearing Corporation ("NSCC").

     Upon such mutual agreement, the Distributor and the Company agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through NSCC and its subsidiary systems as set forth in Exhibit I.

     1.2 The Distributor agrees to sell to the Company those Shares which the Accounts order in accordance with the terms of this Agreement (based on orders placed by Contract owners or participants on that Business Day, as defined below) and which are available for purchase by such Accounts. Each such order will be executed on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the Shares as established in accordance with the provisions of the then current prospectus of the Trust. For purposes of this Section 1.2, the Company shall be the designee of the Trust for receipt of such orders from Contract owners or participants and receipt by such designee shall constitute receipt by the Trust; provided that the Company receives such orders before the time the Trust ordinarily calculates its net asset value as described from time to time in the Trust's prospectus (which as of the date of this Agreement is 4:00 p.m. New York time on such Business Day) and provided the Trust or its designee received written (or facsimile) notice of such orders by 8:00 a.m. New York time on the next following Business Day for all Portfolios sub-advised by Enhanced Investment Technologies, LLC and by 9:30 a.m. New York time on the next following Business Day for all other Portfolios. "Business Day" shall mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.


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     1.3. The Distributor agrees to make the Shares available for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value in accordance with the rules of the SEC. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares to the Company and the Accounts if such action is required by law or by regulatory authorities having jurisdiction over the Distributor or the Trust or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, in the best interest of the Shareholders of such Portfolio.

     1.4. The Trust and the Distributor will sell Trust shares only to Participating Insurance Companies and Qualified Plans which have agreed to participate in the Trust to fund their Separate Accounts and/or Qualified Plans all in accordance with the requirement of Section 817(h) of the Internal Revenue Code, as amended (the "Code") and the Treasury regulations thereunder. The Company will not resell the Shares except to the Trust or its agents.

     1.5. The Trust will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its designee) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. For purposes of this Section 1.5, the Company shall be the designee of the Trust for receipt of requests for redemption from Contract owners or participants and receipt by such designee shall constitute receipt by the Trust; The Trust shall make payment for such Shares in the manner established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

     1.6. With respect to payment of purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall [account for] gross purchase and sale orders with respect to each Portfolio and shall transmit one net payment per Portfolio in accordance with the provisions of this Agreement. All orders accepted by the Company shall be subject to the terms of the then current prospectus of each Portfolio, including [without limitation] policies regarding market timing and excessive trading. The Company shall use its commercially reasonable best efforts, and shall reasonably cooperate with, the Trust to enforce stated prospectus policies regarding transactions in Shares, particularly those related to market timing.

     [The Company acknowledges that the Trust has the right to refuse any purchase order if the Trust determines that a Portfolio would be unable to invest the money effectively in accordance with its investment policies or would otherwise be adversely affected due to the size of the transaction or frequency of trading by the account.]

     1.7. In the event of net purchases, the Company shall pay for the Shares by 11:00 a.m. New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.2. hereof. The Company shall transmit all such payments in federal funds by wire. If payment in federal funds for any purchase is not received or is received by the Trust after 11:00 a.m. on such Business Day, the Company shall promptly, upon the Trust's request, reimburse the Trust for any charges, costs, fees, interest or other expenses incurred by the Trust in connection with any advances to, or borrowings or overdrafts by, the Trust, or any similar expenses (including the cost of and any loss incurred by the Trust in unwinding any purchase of securities by the Trust) incurred by the Trust as a result of portfolio transactions


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effected by the Trust based upon such purchase request. In the event of net redemptions, the Trust ordinarily shall pay and transmit the proceeds of redemptions of Shares by 11:00 a.m. New York time on the next Business Day after a redemption order is received from the Company in accordance with Section 1.5. hereof, although the Trust reserves the right to postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules pomulgated thereunder. Payments for net redemptions shall be in federal funds transmitted by wire.

     1.8. Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from the Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

     1.9. The Trust shall furnish notice (by wire or telephone, followed by written confirmation) no later than 7:00 p.m. New York time on the ex-dividend date to the Company of any dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable in cash or Shares on a Portfolio's Shares in additional Shares of that Portfolio. The Trust shall notify the Company by the end of the next following Business Day of the number of Shares so issued as payment of such dividends and distributions.

     1.10. The Trust shall make the net asset value per Share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per Share is calculated. If the Trust provides the Company with materially incorrect share net asset value information, the Trust shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. The Trust shall make the determination as to whether an error in net asset value has occurred and is a material error in accordance with its own internal policies, which are consistent with SEC materiality guidelines. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company. In the event that any such material error is the result of the Trust or its designated agent for calculating the net asset value, any reasonable costs for reprocessing values for each affected underlying Account, using the least costly method of correction shall be at the Distributor's expense. [Upon notification by the Trust of any overpayment due to a material error, the Company shall promptly remit to the Trust any overpayment that has not been paid to Contract owner; however, the Trust acknowledges that the Company does not intend to seek additional payments from any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. The cost of correcting such adjustments shall be borne by the Trust, unless the Company is at fault in which case such costs shall be borne by the Company.]

     1.11. The Company represents and warrants that it is a "financial intermediary" as defined by Rule 22c-2 of the 1940 Act and agrees to provide the Fund, upon written request, the information set forth in the Rule 22c-2 Customer Information Agreement in Schedule B hereto and it will execute the Fund's instructions to restrict or prohibit purchases or exchanges of Shares as set forth on Schedule B.


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     1.12. The Company certifies that it is following all relevant rules and regulations, as well as internal policies and procedures, regarding "forward pricing" and the handling of mutual fund orders on a timely basis. As evidence of its compliance, the Company shall upon the Trust's request, provide annual certification to the Trust that it is following all relevant rules, regulations, and internal policies and procedures regarding "forward pricing" and the handling of mutual fund orders on a timely basis.

          ARTICLE II. Certain Representations, Warranties and Covenants

     2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Contracts will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act. The Company further represents and warrants that it (i) is an insurance company duly organized and in good standing under applicable law; (ii) has legally and validly established each Account as a segregated asset account under applicable law; (iii) has registered or, prior to any issuance or sale of the Contracts, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Contracts; and (iv) will maintain such registration for so long as any Contracts are outstanding. The Company shall amend the registration statements under the 1933 Act for the Contracts and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sales in accordance with the securities laws of the various states. At the time the Company is required to deliver the Trust's prospectus or statement of additional information to a purchaser of Shares in accordance with the requirements of federal or state securities laws, the Company shall distribute to such Contract purchasers the then current Trust prospectus or statement of additional information, as supplemented.

     2.2. The Company represents and warrants that Policy Underwriter, the underwriter for the individual variable annuity contracts and the variable life policies, is a member in good standing of the NASD and is a registered broker-dealer with the SEC and is qualified to conduct business under the laws of any applicable state in which the Shares may be sold. The Company represents and warrants that the Company and Policy Underwriter will sell and distribute such contracts and policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and state insurance law suitability requirements.

     2.3. The Trust represents and warrants that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance in compliance with the laws of Delaware and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Trust. However, the Trust and the Distributor agree to reasonably comply with any applicable state insurance laws or regulations (including the furnishing of information not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state, so long as furnishing such information is not otherwise prohibited, and including reasonably cooperating with the Company in any filings of sales literature for the Contracts), to the extent notified thereof in


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writing by the Company. The Company has determined that the investment restrictions set forth in the current Trust prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios as a result of the Accounts' investment therein. The Company shall notify the Trust of any additional applicable state insurance laws that restrict the Portfolios' investments, or otherwise affect the operation of the Trust after the date of this Agreement.

     2.4. The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware. The Trust further represents that it has adopted a plan pursuant to Rule 12b-1 under the 1940 Act and imposes an asset-based charge to finance its distribution expenses with respect to the Service Shares of certain of the Trust's Portfolios as permitted by applicable law and regulation.

     2.5. The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Distributor represents that it will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     2.6. No less frequently than annually, the Company shall submit to the Board such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the Mixed and Shared Funding Exemptive Order pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding.

     2.7. The Trust represents and warrants that all of its officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated form time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company represents and warrants that all of its respective officers, employees, and other individuals or entities employed or controlled by the Company dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage in an amount deemed appropriate by the Company. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees that any amounts received under such bond relating to a claim arising under this Agreement will be held by the Company for the benefit of the Trust. The Company agrees to make all reasonable efforts to maintain such bond and agrees to notify the Trust in writing in the event such coverage terminates.

     2.8 The Company represents and warrants, for purposes other than diversification under Section 817 of the Code, that the Contracts are currently at the time of issuance and, assuming the Trust meets the requirements of
Article VI, will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under
Section 817 of the Code


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and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Trust shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

              ARTICLE III. Prospectus and Proxy Statements; Voting

     3.1. At least annually, the Trust or its designee shall provide the Company, at the Trust's expense, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule A hereto) and shareholder reports for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Company shall bear the costs of distributing such prospectuses and shareholder reports to such existing Contract owners.

     The Trust or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts.

     If requested by the Company in lieu thereof, the Trust or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the Trust or its designee in proportion to the number of pages of the Contract and Shares' prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; the Trust or its designee to bear the cost of printing the Trust's prospectus portion of such document for distribution to owners of existing Contracts funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Contracts not funded by the Shares. In the event that the Company requests that the Trust or its designee provides the Trust's prospectus in a "camera ready," diskette format or other mutually agreed upon format, the Trust shall be responsible for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses, subject to the Trust 's approval which shall not be unreasonably withheld. Notwithstanding the foregoing, the Trust shall also provide the Company, at the Trust's expense, no less frequently than annually, copies of the Portfolios prospectuses in PDF format for use on the Company's and/or affiliated producer's websites.

     3.2. The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Trust or its designee. The Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares which such distribution shall be at the Company's expense. The Trust shall also provide such statement of additional information to the Company in a mutually agreed upon electronic format. The Trust or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by


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the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Contract not funded by the Shares.

     3.3. The Trust or its designee shall provide the Company at the Trust's expense, if and to the extent applicable to the Shares, copies of the Trust's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners. The cost of distributing such documents shall be borne by the Company. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract Owners in accordance with applicable federal and state securities laws.

     3.4. The Trust will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Trust's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any Account. The Trust will cooperate with the Company so as to enable the Company to solicit proxies from Contract owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner.

     3.5. If the Company elects to include any materials provided by the Trust, specifically prospectuses, statements of additional information, shareholder reports and proxy materials, on its web site or in any other computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by the Trust and for promptly replacing such materials with all updates provided by the Trust.

     3.6. The Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of mixed and shared funding.

     3.7. The Company shall:

          (a) solicit voting instructions from Contract owners;

          (b) vote the Shares in accordance with instructions received from Contract owners; and

          (c) vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Contract owners;

     so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law and to the extent consistent with the Mixed and Shared Funding Exemptive Order. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. The Trust will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.


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                   ARTICLE IV. Sales Material and Information

     4.1. The Company shall furnish, or shall cause to be furnished, to the Distributor or its designee, each piece of sales literature or other promotional material in which the Trust, any other investment adviser to the Trust, or any affiliate are named, at least fifteen (15) Business Days prior to its use. No such material shall be used if the Distributor or its designee reasonably objects to such use within fifteen (15) Business Days after receipt of such material. The Distributor or its designee shall notify the Company within fifteen (15) Business Days of receipt of its approval or disapproval of such materials.

     4.2. The Company shall not make any representation on behalf of the Trust, any other investment adviser to the Trust or any affiliate and shall not give any information on behalf of the Trust, any other investment adviser to the Trust, or any affiliate concerning the Trust or any other such entity in connection with the sale of the Contracts other than the information contained in and accurately derived from the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or Trust-sponsored proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, the Distributor or their respective designees, except with the permission of the Trust or their respective designees. The Trust, the Distributor, or their respective designees each agrees to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, the Distributor or any of their affiliates which is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Trust, the Distributor nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     4.3. The Distributor shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least fifteen
(15) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen (15) Business Days after receipt of such material. The Company shall notify the Distributor within fifteen (15) Business Days of receipt of its approval or disapproval of such materials.

     4.4. Neither the Trust, nor the Distributor, shall give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts in connection with the sale of the Contracts other than the information or representations contained in and accurately derived from a registration statement, prospectus, or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company and except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that the Trust is an underwriter or distributor of the Contracts.

     4.5. The Company and the Trust shall provide, or shall cause to be provided to the other, at least one complete copy of all registration statements, prospectuses, statements of


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additional information, reports, proxy statements, sales literature and other promotional materials, and all amendments to any of the above, that relate to the Contracts, or to the Trust or its Shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.6. For purpose of this Article IV and Article VIII, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone, electronic messages or tape recording, videotape display, signs or billboards, motion pictures, or other public media, including, for example, on-line networks such as the Internet or other electronic media), and sales literature (such as brochures, electronic messages, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees, and shareholder reports, proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the NASDR Conduct Rules, the 1933 Act or the 1940 Act. However, such phrase "sales literature or other promotional material" shall not include any material that simply lists the names of Portfolios of the Trust in a list of investment options.

     4.7. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data, access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to the Agreement or any party's obligations under this Agreement.

     4.8. The Company agrees and acknowledges that the Trust's adviser, Janus Capital Management LLC or its affiliates ("Janus Capital") is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of Janus Capital. Except as provided in Sections 4.1 and 4.2, the Company shall not use any Janus Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Janus Capital. All references contained in this Agreement to the name or mark "Janus" shall include but not be limited to the Janus logo, the website www.janus.com and any and all electronic links relating to such website. The Company will make no use of the name or mark "Janus" except as expressly provided in this Agreement or expressly authorized by Janus Capital in writing. All goodwill associated with the name and mark "Janus" shall inure to the benefit of Janus Capital or its affiliates. Upon termination of this Agreement for any reason, the Company shall cease any and all use of any Janus Mark(s).

                          ARTICLE V. Fees and Expenses

     5.1. Neither the Trust nor the Distributor shall pay any fee or other compensation to the Company under this Agreement, other than pursuant to Schedule C attached hereto, and the Company shall pay no fee or other compensation to the Trust or the Distributor under this Agreement. Notwithstanding the foregoing, the parties hereto will bear certain expenses under the provisions of this Agreement and shall reimburse other parties for expenses initially paid by one party but allocated to another party as set forth herein. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Accounts pursuant to this Agreement.

     5.2. [The Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of the Trust's registration statement, and payment of filing fees and registration fees; preparation and filing of the Trust's proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notices required of the Trust by any federal or state law with respect to its Shares; and all taxes on the issuance or transfer of the Shares. The Trust shall not bear any expenses of marketing the Contracts.]

     5.3. The Company shall bear the expenses of distributing the Shares' prospectus or prospectuses in connection with new sales of the Contracts and of distributing the Trust's Shareholder reports to Contract owners. The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under all applicable federal and state laws, including but not limited to state insurance laws; the cost of preparing, printing and distributing the Contract prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account statements for Contract owners as required by state insurance laws.

     5.4. The Company agrees to provide certain administrative services, specified in Schedule C attached hereto, in connection with the arrangements contemplated by this Agreement. The parties intend that the services referred to in this Section 5.4 be recordkeeping, shareholder communication, and other transaction facilitation and processing, and related administrative services and are not the services of an underwriter or principal underwriter of the Trust and the Company is not an underwriter for Shares within the meaning of the 1933 Act.

               ARTICLE VI. Diversification and Related Limitations

     6.1. The Trust represents and warrants that each Portfolio of the Trust in which an Account invests will meet the diversification requirements of Section 817(h)(1) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections), as if those requirements applied directly to each such Portfolio.

     6.2. The Trust represents that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and will promptly notify the Company upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     6.3. No Shares of the Trust will be sold directly to the general public.

                    ARTICLE VII. Potential Material Conflicts

     7.1. The Trust agrees that the Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of the Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies ("contract owners") investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board will give prompt notice of any such determination to the Company.

     7.2. The Company agrees that it will be responsible for assisting the Board in carrying out its responsibilities under the conditions set forth in the Trust's exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing the Board, as it may reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

     The Company also agrees that if a material irreconcilable conflict arises it will, at its own cost, take whatever steps are necessary to remedy or eliminate such conflict, up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from the Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners (e.g., annuity contract owners, life insurance owners or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Contracts, unless a majority of Contract owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

     7.3. A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement within six
(6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

     7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the Account's investment in the Trust and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Trust's independent trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six-month period the Distributor and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     7.5. If material irreconcilable conflict arises because of particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trust's Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Trust's Board. Until the end of the foregoing six (6) month period, the Trust and the Distributor shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.2 to establish a new funding medium for the contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the independent trustees. The Company shall at least annually submit to the Trustees such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the duties imposed by them by the Mixed and Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3 and 7.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                          ARTICLE VIII. Indemnification

     8.1. Indemnification by the Company

     The Company agrees to indemnify and hold harmless the Trust, the Distributor, and each of their respective trustees, officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) to which any Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

     (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the Trust or the Distributor for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

     (b) arise out of or as a result of statements or representations not supplied by the Company or its designee, or persons under its control (other than statements or representations contained in and accurately derived from the Trust's registration statement, prospectus, statement of additional information or in sales literature or other promotional material of the Trust and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Shares; or

     (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in and accurately derived from the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; or

     (d) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

     [(e) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or]

     (f) arise as a result of any failure by the Company to perform any of its obligations under this Agreement;

     as limited by and in accordance with the provisions of this Article VIII.

     8.2. Indemnification by the Trust and the Distributor

     The Trust and the Distributor agree to indemnify and hold harmless the Company and each of its trustees and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Contracts and:

     (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust, the Distributor, or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Trust or in sales literature or other promotional material for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

     (b) arise out of or as a result of statements or representations (other than statements or representations contained in the Contract's registration statement, prospectus, statement of additional information or in sales literature or other promotional material for the Contracts not supplied by the Trust, the Distributor, or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of the Trust, the Distributor, or persons under their control, with respect to the sale or distribution of the Contracts or Shares; or

     (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust or the Distributor; or

     (d) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by the Trust; or

     (e) arise as a result of any failure by the Trust or the Distributor to perform any of their respective obligations under this Agreement;

     as limited by and in accordance with the provisions of this Article VIII.

     8.3. In no event shall the Trust or the Distributor be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating Insurance Company or any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) subject to Article VI, the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

     8.4. Neither the Company, the Trust, nor the Distributor shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, willful misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

     8.5. Promptly after receipt by an Indemnified Party under this Section 8.5. of notice of commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

     8.6. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

                           ARTICLE IX. Applicable Law

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                            ARTICLE X. Force Majeure

     10.1 Neither party shall be liable for damages resulting from delayed or defective performance when such delays arise out of causes beyond the control and without the fault or negligence of the party and could not have been reasonably prevented by the party through back-up systems and other business continuation and disaster recovery procedures commonly employed by other SEC-registered investment advisers that meet reasonable commercial standards in the investment company industry. Such causes may include, but are not restricted to, Acts of God or of the public enemy, terrorism, acts of the State in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions and freight embargoes.

             ARTICLE XI. Notice of Formal Proceedings or litigation

     11.1 The Trust, the Distributor and the Company agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by the NASD, the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts, or the purchase of the Shares. Each of the parties further agrees promptly to notify the other parties of the commencement of any litigation or proceeding that would materially impact such party's obligations under this Agreement against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Accounts, or the sale or acquisition of Shares.

                            ARTICLE XII. Termination

     12.1. This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios:

     (a) at the option of any party upon six (6) months' advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement; or

     (b) by the Company by written notice to the Trust and the Distributor with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts. Reasonable advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten (10) days after receipt of notice unless the Trust makes available a sufficient number of shares to reasonably meet the requirements of the Account within said ten (10) day period; or

     (c) by the Company by written notice to the Trust with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company; or

     (d) at the option of the Trust, or the Distributor upon institution of formal proceedings against the Company by the NASD, the SEC, or any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts, or the purchase of the Shares; provided that the party terminating this Agreement under this provision determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement and such party shall give notice of such termination to the other parties to this Agreement; or

     (e) at the option of the Company upon institution of formal proceedings against the Trust, or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the duties of the Trustor the Distributor under this Agreement or related to the sale of the Shares; provided that the party terminating this Agreement under this provision determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or the Distributor to perform its obligations under this Agreement and such party shall give notice of such termination to the other parties to this Agreement; or

     [(f) at the option of the Company upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Contracts for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give ninety (90) days' prior written notice to the Trust of the Date of any proposed vote or other action taken to replace the Shares; or]

     (g) at the option of the Trust or the Distributor by written notice to the Company, if either the Trust or the Distributor respectively, shall determine, in their sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity and as a result ability to perform obligations under this Agreement is materially impaired, provided that the Trust will give the company sixty (60) days advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Trust shall continue to apply on the sixtieth day since giving of such notice, then such sixtieth day shall be the effective date of termination; or

     (h) at the option of the Company by written notice to the Trust or the Distributor, if the Company shall determine in its sole judgment exercised in good faith, that the Trust or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and as a result ability to perform obligations under this Agreement is materially impaired, provided that the Company will give the Trust and the Distributor sixty (60) days advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Trust or the Distributor and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the sixtieth day since giving such notice, then such sixtieth day shall be the effective date of termination; or

     (i) at the option of the Company by written notice to the Trust, and the Distributor with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated

Investment Company under Subchapter M or fails to comply with Section 817(h) diversification requirements as specified in Sections 6.1 and 6.2 hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

     (j) at the option of any party to this Agreement, upon another unaffiliated party's material breach of (and failure to cure) any provision of or representation contained in this Agreement which breach has not been cured to the satisfaction of the terminating party within ten (10) Business Days after written notice of such breach is delivered to the Trust, the Distributor or the Company, as the case may be.

     12.2. The notice shall specify the Portfolio or Portfolios, Contracts and, if applicable, the Accounts as to which the Agreement is to be terminated.

     12.3. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 12.1(a) may be exercised for cause or for no cause.

     12.4. Except as necessary to implement Contract owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Contracts (as opposed to the Shares attributable to the Company's assets held in the Accounts), and the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts, until thirty (30) days after the Company shall have notified the Trust of its intention to do so.

     12.5. Notwithstanding any termination of this Agreement, the Trust and the Distributor shall, at the option of the Company, continue for a period not exceeding one year (unless otherwise agreed to by the Company, the Trust and the Distributor) to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Article VII of this Agreement; provided the [Trust continues to pay the costs set forth in Section 5.1 for a period of ____ (____) years from the date of termination, subject to provisions set forth in the addendum to this Agreement, and provided further, that in the event of a termination pursuant to Section 12.1. (c), (g) or (i), the Trust, and the Distributor shall at their option have the right to terminate immediately all sales of Shares to the Company. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate amounts out of the Portfolios under the Contracts, and redeem investments in any Portfolio under the Existing Contracts.] The parties agree that this Section 12.5 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

     12.6 Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify the other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement

                              ARTICLE XIII. Notices

     13.1 Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Trust:

          JANUS ASPEN SERIES
          151 Detroit Street
          Denver, Colorado  80206
          Attention: General Counsel

     If to the Company:

          MERRILL LYNCH LIFE INSURANCE COMPANY
          1700 Merrill Lynch Drive, 3rd Floor
          Pennington, NJ 08534
          Attn: _______________________

     If to  the Distributor:

          JANUS DISTRIBUTORS LLC
          151 Detroit Street
          Denver, Colorado 80206
          Attention: General Counsel

                           ARTICLE XIV. Miscellaneous

     14.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as confidential in writing by any party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such other confidential information without the express written consent of the affected party until such time as it may come into the public domain. Notwithstanding anything to the contrary in this Agreement but subject to the Rule 22c-2 Customer Information Agreement in Schedule B, in addition to and not in lieu of other provisions in this Agreement:

     (a) "Confidential Information" includes without limitation all information regarding the customers of the Company, the Trust, the Distributor or any of their subsidiaries, affiliates or licensees; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

     (b) Neither the Company, the Trust, or the Distributor may disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Company, the Trust, or the Distributor as set forth in this Agreement; and the Company, the Trust, and the Distributor agree to cause their employees, agents and representatives, or any other party to whom the Company, the Trust, or the Distributor may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

     (c) The Company, the Trust, and the Distributor agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential

Information, to protect such information against any anticipated threats or hazards to the security and integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any of the customers of the Company or any of its subsidiaries, affiliates or licensees; the Company, the Trust, and the Distributor further agree to cause all their respective agents, representatives or subcontractors, or any other party to whom they provide access to or disclose Confidential Information, to implement appropriate measures to meet the objectives set forth in this Section 14.1.

     14.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     14.3. This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

     14.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     14.5. The Schedule attached hereto, as modified from time to time in accordance with this Agreement, is incorporated herein by reference and is part of this Agreement.

     14.6. Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     14.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     14.8. A copy of the Trust's Certificate of Trust is on file with the Secretary of State of Delaware. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.

     14.9. Neither this Agreement nor any of the rights and obligations hereunder may be assigned by any party without the prior written consent of all parties hereto.

     14.10. The Trust and the Distributor agree that the obligations assumed by the Company shall be limited in any case to the Company and its assets and neither the Trust nor the Distributor shall seek satisfaction of any such obligation from the shareholders of Company, the directors, officers, employees or agents of the Company, or any of them.

     14.11. No provision of the Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Distributor and the Trust.

     14.12. This Agreement, including any Schedules or Exhibits hereto, may be amended only by a written instrument executed by each party hereto.

     14.13. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

                                        MERILL LYNCH LIFE INSURANCE COMPANY

                                        By its authorized officer,


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------


                                        ----------------------------------------
                                        ON BEHALF OF THE PORTFOLIOS
                                        By its authorized officer and not
                                        individually,


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------


                                        ----------------------------------------
                                        By its authorized officer,


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                   SCHEDULE A

                       ACCOUNTS, CONTRACTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                             As of ___________ 2007

              NAME OF SEPARATE                                                                  PORTFOLIOS AND
              ACCOUNT AND DATE                              CONTRACTS FUNDED                    CLASS OF SHARES
      ESTABLISHED BY BOARD OF DIRECTORS                   BY SEPARATE ACCOUNT               AVAILABLE TO CONTRACTS
--------------------------------------------   -----------------------------------------   ------------------------
MERRILL LYNCH LIFE VARIABLE ANNUITY SEPARATE   ML-VA-010                                   Janus Aspen Series
ACCOUNT A                                      MERRILL LYNCH INVESTOR CHOICE (INVESTOR     Forty Portfolio
                                               SERIES) FLEXIBLE PREMIUM VARIABLE ANNUITY   Service Shares

ESTABLISHED: AUGUST 14, 1991                                                               Janus Aspen Series
                                                                                           Mid Cap Growth Portfolio
                                                                                           Service Shares

                                   SCHEDULE B
                    RULE 22C-2 CUSTOMER INFORMATION AGREEMENT

                    RULE 22C-2 CUSTOMER INFORMATION AGREEMENT

     Merrill Lynch Life Insurance Company or ML Life Insurance Company of New York (hereinafter referred to as "Intermediary") and Janus Services LLC and Janus Distributos LLC ("Fund") have simultaneously entered into a Participation Agreement to offer Fund as an investment option under Intermediary's variable annuity and/or life insurance contracts. This Rule 22c-2 Customer Information Agreement ("Customer Information Agreement") describes, among other things, the rights and obligations of the parties hereto with respect to certain customer information to be provided to Fund, or a Fund's transfer agent or other entity designated in writing by Fund (collectively Fund's "Designee"), by or on behalf of Intermediary in connection with the processing of Intermediary's customers' purchase, redemption, transfer and exchange transactions in accounts maintained with respect to the Fund subject to the Participation Agreement.

     Prior to the effective date of this Customer Information Agreement, the Fund and the Intermediary agree that any request made to the Intermediary by the Fund for Customer transaction information, and the Intermediary's response to such request, shall be governed by the practices the Fund and the Intermediary had utilized in the absence of a formal agreement, if any, to govern such requests.

     As used in this Agreement, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

     The term "Intermediary" shall mean an insurance company separate account.

     The term "Fund" shall mean an open-end management investment company that is registered or required to register under Section 8 of the Investment Company Act of 1940 and includes (i) an investment adviser to or administrator for the Fund; (ii) the principal underwriter or distributor for the Fund; or (iii) the transfer agent for the Fund. The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.

     The term "Shares" means the interests of Customers corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Intermediary.

     The term "Customer" means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary ("Contract"), or a participant in an employee benefit plan with a beneficial interest in a contract.

     The term "Customer-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Customer that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death benefit; (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required free look period.

     The term "Customer-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Customer that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payments, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs;
(ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

     The term "written" includes electronic writings and facsimile transmissions.

     Accordingly, in consideration of the mutual covenants herein contained, the parties hereto intending to be legally bound agree as follows:

1. CUSTOMER INFORMATION

     (A) AGREEMENT TO PROVIDE INFORMATION. Nothwithstanding anything to the contrary contained in any Fund Participation Agreement, Intermediary agrees to provide the Fund or its Designee, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII") and the Contract owner number or participant account number associated with the Customer, if known, of any or all Customer(s) of the account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request. As specifically requested by the Fund or Fund's Designee in writing, the Intermediary shall only be required to provide underlying Contract activity information relating to Customer-Initiated Transfer Purchases or Customer-Initiated Transfer Redemptions.

     (B) PERIOD COVERED BY REQUEST. Requests must set forth a specific period not to exceed ninety (90) days from the date of the request.]The Fund or Fund's Designee may request in writing transaction information that is older than ninety (90) days as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund (the "Market Timing Policies").

     (C) TIMING OF REQUESTS. Fund requests for Customer information shall be made no more frequently than quarterly except as the Fund deems necessary to investigate compliance with the Fund's Market Timing Policies. Any requests made more frequently than quarterly shall be made in writing and mutually agreed upon.

     (D) FORM AND TIMING OF RESPONSE.

          (1) Intermediary agrees to provide, promptly upon written request of the Fund or its designee, the requested information specified in 1(a) [but in any event not later than ___ (__) days from the date of the request.] If requested by the Fund or its Designee, Intermediary agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in 1(a) is itself a financial intermediary ("indirect intermediary") and, upon further written request of the Fund or its designee, promptly either: (i) provide (or arrange to have provided) the information set forth in 1(a) for those Customers who hold an account with an indirect intermediary; or
(ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

          (2) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund or Fund's Designee and the Intermediary; and

          (3) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

2. LIMITATIONS ON USE OF INFORMATION. The Fund agrees not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

     (a) Fund acknowledges that (i) the purpose for providing Intermediary's confidential Customer Data (as defined in 1(a)) to Fund or Fund's Designee is to better enable Fund and/or Fund's Designee to monitor for violations of the Fund's Market Timing Policies by Intermediary's customers, and (ii) Fund or Fund's Designee is responsible for determining when Fund or the Fund's Designee need Intermediary's assistance in monitoring and enforcing the Fund's Market Timing Policies through a request for Trade Data pursuant to paragraph 1 or an instruction to prohibit further purchases or exchanges pursuant to paragraphs 5 and 6 hereunder.

     (b) Notwithstanding anything herein to the contrary, to the extent Fund or Fund's Designee receives Customer Data or any other Confidential Data (as defined below, and together with the Customer Data hereinafter referred to as the "Data"), Fund covenants, represents and warrants for Fund, Fund's Designee and any parent, subsidiary or affiliate of either that: (i) Fund shall not use any Data except to the extent necessary to carry out the purpose of this Agreement and for no other purpose (including, without limitation, any marketing, sales or other promotional efforts by any of Fund or; (ii) Fund shall not disclose any Data to any third party, including, without limitation, either's third party service providers without Intermediary's prior written consent and an agreement in writing from the third party to use or disclose such Data only to the extent necessary to carry out the purpose of this Agreement and for no other purposes; (iii) Fund shall maintain, and shall require all third parties approved under clause (ii) to maintain, effective information security measures to protect the Data from unauthorized disclosure or use; and (iv) Fund shall provide Intermediary with information regarding such security measures upon Intermediary's reasonable request and promptly provide Intermediary with information regarding any failure of such security measures or any security breach related to the Data. For the purposes of this Agreement, "Confidential Data" means the nonpublic personal information (as defined in 15 U.S.C. Section 6809(4)) of Intermediary (and/or Intermediary's parent, affiliated or subsidiary companies) of customers or prospective customers received by Fund or Fund's Designee under the terms of this Agreement or any other agreement between Intermediary and Fund associated with the distribution of, or services with respect to, the Fund, including, but not limited to: (a) an individual's name, address, e-mail address, IP address, social security number, and/or telephone number; (b) the fact that an individual has a relationship with Intermediary and/or Intermediary's parent, affiliated or subsidiary companies; or (c) an individual's other account information.

     (c) Fund explicitly acknowledges that all of the Data is Intermediary's exclusive property and shall remain so notwithstanding any release thereof in accordance with the terms of this Agreement.

     (d) Fund shall safeguard and preserve as confidential and not use, except as expressly provided herein, any or all information other than the Data provided pursuant to, or in connection with, this Agreement to Fund or Fund's Designee, including, but not limited to, Intermediary's affiliate's branch office names and identification numbers, Merrill Lynch Financial Advisor names, as well as Intermediary's affiliate's, parent's or subsidiary's systems, business, plans and operations, which information collectively shall include any such information that is orally disclosed to Fund or Fund's Designee, or learned by Fund or Fund's Designee while on Intermediary's premises or derived as a result of, or in connection with, this Agreement and its subject matter or any other agreement between Intermediary and Fund associated with the distribution of or services with respect to the Funds.

     (e) Except as expressly provided for herein, Fund will not, without first obtaining Intermediary's prior written consent, disclose to any person, firm or enterprise, or use for Fund's benefit, any Confidential Information. Fund and Fund's Designee, if any, shall limit Fund's disclosure of the Confidential Information to as few persons as possible and only to those persons with a need to know that are Fund's or Fund's Designee's employees or independent contractors engaged by Fund or Fund's Designee and subject to an agreement to maintain the confidentiality of information provided to such independent contractors. Fund and Fund's Designee, if any, shall take all steps necessary to prevent disclosure of any Confidential Information in a manner consistent with Fund's obligations under this Agreement. Fund and Fund's Designee, if any, shall have no obligation with respect to particular information to the extent, but only to the extent, that such information: (i) is already rightfully known to Fund or Fund's Designee at the time it is obtained from Intermediary, free from any obligation to keep such information confidential, as demonstrated by competent evidence; (ii) is or becomes publicly known through no wrongful act of Fund or Fund's Designee's or without breach of any terms and conditions of this Agreement; (iii) is rightfully received from a third party without restriction and without breach of any terms and conditions of this Agreement, as demonstrated by competent evidence; or (iv) is required to be disclosed by law, regulation, or customer order (provided that Fund or Fund's Designee shall promptly notify Intermediary of any such use or requirement prior to disclosure in order to afford such Intermediary an opportunity to seek a protective order to prevent or limit public disclosure of the information).

     (f) Upon Intermediary's request, Fund and Fund's Designee, if any, shall promptly return the Confidential Information (and any copies, extracts, and summaries thereof) to Intermediary, or, with Intermediary's written consent, shall promptly destroy, in a manner satisfactory to Intermediary, such materials (and any copies, extracts, and summaries thereof) and shall further provide Intermediary with written confirmation of same.

3. REMEDIES. Fund and Fund's Designee acknowledge that in the event of a breach or threatened breach of this Agreement, Intermediary may have no adequate remedy at law, and, accordingly, shall be entitled to obtain an injunction against such breach. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver of or a prohibition against any other legal or equitable remedies in the event of a breach of a provision of this Agreement. Intermediary shall be entitled to legal damages and/or equitable relief from Fund as well as from Fund's Designee for any breach of this Agreement by Fund's Designee.

4. ADOPTION OF INTERMEDIARY'S MARKET TIMING POLICIES. If Fund considers, at any time, the adoption of Intermediary's or Intermediary's affiliate(s) Market Timing Policies in lieu of the Fund's Market Timing Policies for Customers investing through Intermediary, Fund shall provide Intermediary written notice of any such consideration at least 90 (ninety) days in advance of implementing any such policy and secure Intermediary's prior written consent to such arrangements.

5. AGREEMENT TO RESTRICT TRADING. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Customer that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Intermediary's account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Customer-Initiated Transfer Purchases or Customer-Initiated Transfer Redemptions that are effected directly or indirectly through Intermediary. Instructions shall be in writing and sent to Intermediary at:

          Merrill Lynch Insurance Group Services, Inc.
          Attention: Service Center Controller
          4802 Deer Lake Drive
          Jacksonville, FL 32246

          with a copy to:

          Financial Data Services, Inc.
          Attention: President
          4800 Deer Lake Drive East
          Jacksonville, Florida 32246

6. FORM OF INSTRUCTIONS. Instructions must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Customer, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Customer is not known, the instructions must include an equivalent identifying number of the Customer(s) or account(s) or other agreed upon information to which the instruction relates. Upon request of the Intermediary, Fund agrees to provide to the Intermediary, along with any written instructions to prohibit further purchases or exchanges of Shares by Customer, information regarding those trades of the contract holder that violated the Fund's policies relating to eliminating or reducing any dilution of the value of the Fund's outstanding Shares.

7. TIMING OF RESPONSE. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Intermediary.

8. NOTICE. All notices in connection with this Agreement shall be in writing and sent to Intermediary at:

          Merrill Lynch Insurance Group, Inc.

          Attention: General Counsel
          1700 Merrill Lynch Drive, 3rd Floor
          Pennington, NJ 08534

          Financial Data Services, Inc.
          Attention: President
          4800 Deer Lake Drive East
          Jacksonville, Florida 32246

_________, and sent to Fund at the address Fund has provided at the end of this Agreement.

Notice shall be deemed to have been given on the date it was delivered personally to the other party or any officer or was either received by express delivery or telecopy (with receipt) by the other party at its address specified in this Agreement. Either party may change the address to which notices to it shall be sent by giving notice thereof in accordance with this provision.

9. CONSTRUCTION OF THE AGREEMENT; FUND PARTICIPATION AGREEMENTS. The parties have entered into one or more Fund Participation Agreements between or among them for the purchase and redemption of shares of the Funds by the accounts in connection with the Contracts. This Agreement supplements those Fund Participation Agreements. To the extent the terms of this Agreement conflict with the terms of a Fund Participation Agreement, the terms of this Agreement shall control.

10. TERMINATION. This Agreement will terminate upon the termination of the Fund Participation Agreements except as specifically provided in paragraph 15.

11. GOVERNING LAW. The validity of this Agreement, the construction and enforcement of its terms, and interpretation of the rights and duties of the parties shall be governed by the laws of the State of New York without giving effect to provisions relating to conflict of laws.

12. NAMING OF A DESIGNEE. If Fund desires to name an entity as a "Designee" for the purposes of this Agreement, Fund shall do so in writing in advance of the provision of any Trade Data to that entity. Fund shall be fully responsible for Fund's Designee's compliance with the terms and conditions of this Agreement.

13. AMENDMENT. No modification, amendment, supplement to, or waiver of this Agreement or any of its provisions or any schedule hereto shall be binding upon the parties hereto unless made in writing and duly signed by the party against whom enforcement thereof is sought. Intermediary's failure or delay to enforce at any time any of the provisions of this Agreement, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions of this Agreement.

14. SEVERABILITY. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal, or unenforceable provision(s) shall be replaced by a mutually acceptable provision(s), which being valid, legal, and enforceable, comes closest to the intention of the parties underlying the invalid, illegal, or unenforceable provision(s).

15. SURVIVAL OF TERMINATION. The following paragraphs shall survive the termination of this Agreement: 2, 3, 8, 10, 11, and this paragraph 15.

                                   SCHEDULE C
                                FEES AND EXPENSES

3. 12b-1 Distribution Related Fees (Service Shares Only)

     In consideration of the Company's performance of the services described in this Section, Distributor shall pay to the Company a monthly fee calculated as follows: the average aggregate amount invested in each month in the Service Shares of each Portfolio by the Accounts is multiplied by a pro-rata fee factor. The pro-rata fee factor is calculated by: (a) dividing the per annum factor set forth on [Exhibit A] for the Service Shares of each Portfolio by the number of days in the applicable year, and (b) multiplying the result by the actual number of days in the applicable month. The average aggregate amount invested over a one-month period shall be computed by totaling the aggregate investment by the Accounts (share net asset value multiplied by total number of shares held) on each calendar day during the month and dividing by the total number of calendar days during such month.

          Distributor will calculate the fee at the end of each month and will make such reimbursement to the Company. The reimbursement check will be accompanied by a statement showing the calculation of the monthly amounts payable by Distributor and such other supporting data as may be reasonably requested by the Company.

The Company agrees to provide the following services, including, but not limited to:

- delivering prospectuses, sais, shareholder reports, proxy statements and marketing materials to prospective and existing contractowners;

-    providing educational materials regarding the shares;

- providing facilities to answer questions from prospective and existing contractowners about the Portfolios;

-    providing training to its sales force regarding the Portfolios;

- receiving and answering correspondence; complying with federal and state securities laws pertaining to the sale of Service Shares;

- assisting contractowners in completing application forms and selecting investment options.

     Representations, Warranties and Agreements. The Company represents, warrants, and covenants that:

          (a) It and its employees and agents meet the requirements of applicable law, including but not limited to federal and state securities law and state insurance law, for the performance of services contemplated herein;

          (b) It will not purchase Service Shares with Account assets derived from tax-qualified retirement plans except indirectly, through Contracts purchased in connection with such plans; [and the Distribution Fee does not include any payment to the Company that is prohibited under the Employee Retirement Income Securities Act of 1974, as amended ("ERISA") with respect to any assets of a Contract Owner invested in a Contract using the Portfolios as investment vehicles;]

          (c) If required by applicable law, the Company will disclose to each Contract Owner the existence of the Distribution Fee received by the Company pursuant to this Agreement in a form consistent with the requirements of applicable law.

          (d) It is in compliance with all applicable anti-money laundering laws, rules and regulations including, but not limited to, the U.S.A. PATRIOT Act of 2001, P.L. 107-56. Further, the

Company represents and warrants that it has policies and procedures in place to detect money laundering and terrorist financing, including the reporting of suspicious activity.

     7. Termination.

          (a) Unless sooner terminated with respect to any Portfolio, this Agreement will continue with respect to a Portfolio only if the continuance of a form of this Agreement is specifically approved at least annually by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the 12b-1 Plan relating to such Portfolio or any agreement relating to such 12b-1 Plan, including this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

          (b) This Agreement will automatically terminate with respect to a Portfolio in the event of its assignment (as such term is defined in the 1940
Act) with respect to such Portfolio. This Agreement may be terminated with respect to any Portfolio by the Distributor or by the Company, without penalty, upon 60 days' prior written notice to the other party. This Agreement may also be terminated with respect to any Portfolio at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the 12b-1 Plan relating to such Portfolio or any agreement relating to such Plan, including this Agreement, or by a vote of a majority of the Service Shares of such Portfolio on 60 days' written notice.

          (c) In addition, either party may terminate this Agreement immediately if at any time it is determined by any federal or state regulatory authority that compensation to be paid under this Agreement is in violation of or inconsistent with any federal or state law.


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

                                    EXHIBIT I
                                       TO
                             PARTICIPATION AGREEMENT

Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation's Mutual Fund Profile System and Mutual Fund Settlement, Entry and Registration Verification System

1. As provided in Section 1.1 of the Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation ("NSCC") and its subsidiary systems as follows:

     (a) The Distributor or its affiliates will furnish to Company or its affiliate through NSCC's Mutual Fund Profile System ("MFPS") (1) the most current net asset value information for each Fund, (2) [and via e-mail] a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund's ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to Company or its affiliate by 6:30 p.m. Eastern Time on each business day that the Fund is open for business (each a "Business Day") or at such other time as that information becomes available. Changes in pricing information will be communicated to both NSCC and Company.

     (b) Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, Company or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by Company or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's Mutual Fund Settlement, Entry and Registration Verification System ("Fund/SERV") by 5:00 a.m. Eastern Time on the next Business Day. Subject to Company's or its affiliate's compliance with the foregoing, Company or its affiliate will be considered the agent of the Distributor and the Funds, and the Business Day on which Instructions are received by Company or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by Company or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund's then current prospectuses.

     (c) Company or its affiliate will wire payment for net purchase orders by the Fund's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by Company or its affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

     (d) NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by Company or its affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund's prospectus and statement of additional information.

     (e) With respect to (c) or (d) above, if Distributor does not send a confirmation of Company's or its affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for such purchases or redemptions will be made the following Business Day.

     (f) If on any day Company or its affiliate, or Distributor is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to Distributor or Company or its affiliate, as applicable, as is otherwise provided in the Agreement.

     (g) These procedures are subject to any additional terms in each Fund's prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

2. Company or its affiliate, Distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.


                                       35